SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant		☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
☒	Definitive Proxy Statement		Commission Only (as Permitted
☐	Definitive Additional Materials		by Rule 14a-6(e)(2))
☐	Soliciting Material pursuant to
Rule 14a-11(c) or Rule 14a-12

Glowpoint, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

July 30, 2007

Dear Stockholder:

We are pleased to invite you to the 2007 Annual Meeting of Stockholders of Glowpoint, Inc., which will be held at 1:30 p.m. local time, on August 14, 2007, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

At the meeting, you will be asked to: (i) elect two Class I members of our board of directors to serve a two-year term each and two Class II members of our board of directors to serve a three-year term each; (ii) approve the 2007 Stock Incentive Plan and reserve 3,000,000 shares of common stock for issuance under such plan; (iii) ratify the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for fiscal year 2007; (iv) approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares; and (v) to transact other business as may properly come before the meeting.

The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on June 6, 2007. Copies of these reports are available for review at www.glowpoint.com/investors or may be mailed to you free of charge by requesting a copy by contacting us at 866-GLOWPOINT (x2002) or mailing a request to Glowpoint Investor Relations, 225 Long Avenue, Hillside NJ 07205.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone, so that your shares will be represented and voted at the meeting.

Sincerely,

/s/ Michael Brandofino

Michael Brandofino Chief Executive Officer and President

GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 14, 2007

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. will be held at 1:30 p.m. local time on August 14, 2007, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

1.	To elect two Class I members of our board of directors to serve a two-year term each and two Class II members of our board of directors to serve a three-year term each;

2.	To approve the 2007 Stock Incentive Plan and reserve 3,000,000 shares of common stock for issuance under such plan;

3.	To ratify the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for fiscal year 2007;

4.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares; and

5.	To transact other business as may properly come before the meeting.

Stockholders of record of our common stock as of the close of business on July 6, 2007 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

/s/ David W. Robinson

David W. Robinson Corporate Secretary

July 30, 2007

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE.

GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Glowpoint, Inc. (referred to throughout this proxy statement as “Glowpoint” or “we” or “our”) is soliciting proxies for our 2007 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 1:30 p.m. local time on August 14, 2007, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card, and our 2006 Annual Report released on Form 10-K on June 6, 2007 are first being mailed to stockholders on or about July 30, 2007.

At the Annual Meeting, stockholders will be asked to consider and vote on (1) electing two Class I members of our board of directors to serve a two-year term each and two Class II members of our board of directors to serve a three-year term each; (2) approving the 2007 Stock Incentive Plan and reserving 3,000,000 shares of common stock for issuance under such plan; (3) ratifying the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007; and (4) approving an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares. At the Annual Meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on July 6, 2007 are entitled to vote at the Annual Meeting. As of the record date, approximately 47,509,673 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of the 2007 Stock Incentive Plan (Proposal 2) and the ratification of the selection by the Audit Committee of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007 (Proposal 3). The affirmative vote of the holders of a majority of the shares of common stock outstanding is required for approval of the proposed amendment to our certificate of incorporation (Proposal 4).

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal Number 1.

Proposal 2: The vote of the holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for approval of the 2007 Stock Incentive Plan. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of the 2007 Stock Incentive Plan is not a matter on which a broker or other nominee is generally empowered to vote, and therefore, broker non-votes may exist in connection with Proposal Number 2. Broker non-votes will not have an effect on this Proposal.

Proposal 3: The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the independent registered public accounting firm for 2007 is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal Number 3.

Proposal 4: The vote of the holders of a majority of our common stock outstanding is required for approval of the proposed amendment to our certificate of incorporation. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of the amendment to our certificate of incorporation to increase the number of shares of common stock for general corporate purposes is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal Number 4.

Properly executed or authenticated proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as directors (which includes voting in favor of the two Class I members of our board of directors to serve a two-year term each and the two Class II members of our board of directors to serve a three-year term each), (2) FOR adopting the 2007 Stock Incentive Plan and reserving 3,000,000 shares of common stock for issuance under such plan, (3) FOR ratification of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007, (4) FOR amending our certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares, and (5) with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

Stockholders have the option to vote by telephone. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE. It is convenient, and it saves significant postage and processing costs. In addition, when you vote by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone, you may use either of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders, currently expected to occur in May 2008, must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than January 31, 2008 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING

Q:	What Is The Proposal Relating To The Election Of Directors That I Will Be Voting On At The Annual Meeting?

A:
You will be asked to consider and vote upon a proposal to elect individuals to the board of directors. You will be asked to elect two Class I members of our board of directors to serve a two-year term each and two Class II members of our board of directors to serve a three-year term each. You will be asked to elect the following two individuals to a two-year term: James Lusk and Peter Rust. You will be asked to elect the following two individuals to a three-year term: Bami Bastani and Michael Brandofino.

Q:	Why Are Some Directors Elected to a Two-Year Term While Other Directors Are Elected to a Three-Year Term?

A:
Because we did not have a shareholders meeting last year, the Class I directors that would have been elected last year continued to serve until their subsequent election, as provided by our by-laws. In order to maintain the three year cycle of our classified Board terms, we will only elect those Class I directors to serve the two years remaining of that term. The Class II directors, whose term is expiring this year, will be elected to the standard three-year term.

Q:	What Is The Proposal Relating To Establishing A New Stock Option Plan and Reserving 3,000,000 Shares Of Common Stock For Issuance Thereunder?

A:
You will be asked to approve the 2007 Stock Incentive Plan and reserve 3,000,000 shares of our authorized common stock for issuance thereunder. The board approved a new plan because the existing stock option plan is nearly exhausted of common stock for awards and the exercise prices of many past grants exceed the current fair market value of the Company’s common stock.

Q:	What Is The Proposal Relating To The Ratification Of The Audit Committee’s Appointment Of a Registered Public Accounting Firm That I Will Be Voting On At The Annual Meeting?

A:
You will be voting to ratify the audit committee’s appointment of Amper, Politziner & Mattia, P.C., a Registered Public Accounting Firm, as our Registered Public Accounting Firm for the fiscal year ending December 31, 2007.

Q:	What Is The Proposal Relating To Amending Our Certificate of Incorporation To Increase The Number Of Authorized Shares of Common Stock From 100,000,000 Shares To 150,000,000 Shares?

A:
You will be asked to approve an amendment to our certificate of incorporation to increase our authorized common stock by 50,000,000 shares. As of June 30, 2007, of the 100,000,000 shares of common stock currently authorized, there are approximately 47,509,673 shares of common stock issued and outstanding and approximately an additional 44,643,120 shares reserved (or expected to be reserved in the case of the 2007 Plan) for issuance in connection with outstanding options and warrants, conversion of our Series B Preferred Stock and the 10% Senior Secured Convertible Notes (the “10% Notes”) and interest thereon, and additional shares reserved pursuant to the terms of such outstanding security instruments.

Q:	Who Is Soliciting My Proxy?

A:
This proxy solicitation is being made and paid for by Glowpoint. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:	How Does The Board Recommend That I Vote On The Matters Proposed?

A:	Your board unanimously recommends that you vote “FOR” each of the proposals submitted at the Annual Meeting.

Q:	Who Is Entitled To Vote At The Annual Meeting?

A:	Only holders of record of our common stock as of the close of business on July 6, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Q:	When And Where Is The Annual Meeting?

A:	The Annual Meeting of our stockholders will be held at 1:30 p.m. local time, on Tuesday, August 14, 2007, at the Holiday Inn, 304 Route 22 West, Springfield, NJ 07081.

Q:	Where Can I Vote My Shares?

A:	You can vote your shares where indicated by the instructions set forth on the proxy card, including by telephone, or you can attend and vote your shares in person at the Annual Meeting.

Q:	If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

A:
Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	May I Change My Vote After I Have Mailed My Signed Proxy Card?

A:
Yes. Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or vote again by telephone, or simply attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

Q:	What Do I Need To Do Now?

A:
Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by telephone, or you may vote in person at the Annual Meeting.

Q:	Who Should I Call If I Have Questions?

A:	If you have questions about any of the proposals on which you are voting, you may call David W. Robinson, our Corporate Secretary, at 866-GLOWPOINT (x2087).

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

Our directors are presently divided into three classes. The number of directors is determined from time to time by our board of directors. A single class of directors is typically elected each year at the annual meeting of stockholders and each such director elected would serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified. Because we did not have a shareholders meeting last year, however, the Class I directors that would have been elected then continued to serve until their subsequent election, which will occur this year. In order to maintain the three year cycle of our classified Board terms, we will only elect those Class I directors to serve for a term ending at the second annual meeting of stockholders after their election, which is the 2009 annual meeting, and until their successors are elected and duly qualified. The Class II directors, whose term is expiring this year, will be elected for a term ending at the third annual meeting of stockholders after their election, which is the 2010 annual meeting, and until their successors are elected and duly qualified.

The Class I Director nominees who will stand for election are James Lusk and Peter Rust, each of whom are currently members of our board of directors and have consented to serve if elected. The Class II Director nominees who will stand for election are Bami Bastani and Michael Brandofino, each of whom are currently members of our board of directors and have consented to serve if elected. In the event any nominee is unable or subsequently unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.

Director and Executive Officer Information

The following table sets forth information with respect to our current directors and executive officers.

Name	Age	Position with Company

Aziz Ahmad (5)	44	Class III Director
Bami Bastani (1)(2)(3)	53	Class II Director
Michael Brandofino	42	Chief Executive Officer, President and Class II Director
Dean Hiltzik (2)(3)	53	Class III Director
James S. Lusk (1)(2)	51	Class I Director
Richard Reiss	50	Class III Director
Peter Rust (1)(3)(4)	53	Class I Director

Non-Director Executive Officers:
Edwin F. Heinen	55	Chief Financial Officer and Executive Vice President, Finance
Joseph Laezza	37	Chief Operating Officer
David W. Robinson	38	Executive Vice President and General Counsel

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Alternate Member of the Compensation Committee
(5)	Alternate Member of the Audit, Compensation and Nominating Committees

Biographies

Class I Director Nominees

James S. Lusk, Class I Director. Mr. Lusk joined our board of directors in February 2007. He is currently Executive Vice President of ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States and Canada. Effective December 31, 2007, Mr. Lusk will become ABM’s Chief Financial Officer. Prior to joining ABM, he was Vice President, Business Services of Avaya, Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer of Lucent Technologies. Mr. Lusk earned his BS (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his MBA (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

Peter Rust, Class I Director.  Mr. Rust joined our board of directors since May 2006.  Mr. Rust has over 27 years of experience in the telecommunications and computer industries.  He is currently CEO of Bank Street Consulting Group, a firm that works with mid-cap companies helping them achieve their growth objectives.  Previously, he consulted for a number of telecommunications, technology and financial firms and served as President and CEO of Con Edison Communications from February 1999 until May 2005.  He is also a former director of NEON Communications, a current director for two non-profits and a member of the Communications Sector of the NYC Investment Fund. Mr. Rust holds an M.B.A. in Corporate Finance from Adelphi University, a Master of Science in Biomedical Engineering from Polytechnic University of New York, and a B.A. from Brown University in Rhode Island.

Class II Director Nominees

Bami Bastani, Class II Director. Dr. Bastani joined our board of directors in February 2007. He is President and CEO of ANADIGICS (NASDAQ:ANAD), a leading supplier of semiconductor radio frequency integrated circuits for the broadband and wireless communications markets. Prior to joining ANADIGICS in 1998, he held senior positions with Fujitsu Microelectronics and National Semiconductor. Dr. Bastani currently serves on the board of directors of ANADIGICS and Nitronex, a private company; he previously served on the board of directors of Globespan Virata in 2003 and was a national member of the AEA board of directors until 2007. Dr. Bastani earned his Ph.D and his MSEE in Microelectronics from Ohio State University and his BS (Electrical Engineering) from the University of Arkansas. He also holds three US patents.

Michael Brandofino, Chief Executive Officer, President and Class II Director. Mr. Brandofino was named our Chief Executive Officer and President and a member of our board of directors in April 2006. Mr. Brandofino previously served as our Chief Operating Officer and, before that, served as our Executive Vice President and Chief Technology Officer since October 2000. Prior to that, Mr. Brandofino was co-founder and President of Johns Brook Co., Inc., a technology consulting company acquired by us in 2000. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

Required Vote and Board Recommendation

A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

Additional Biographies

Class III Directors

Aziz Ahmad, Class III Director. Mr. Ahmad joined our board of directors in June 2006 and his term will expire at the annual meeting of stockholders in 2008. He is co-founder and a board member of Netria Systems, a joint venture between Vonair and Broadsoft that develops client management solutions for service providers of converged networks solutions. Mr. Ahmad is also the CEO and co-founder of Vonair, a firm focused on developing client applications for the Voice over IP and Video IP wireline and wireless markets, and CEO of UTC Associates, a leading systems and network integration professional services company. He holds B.E. and M.E. degrees in Electrical Engineering from The City College of New York.

Dean Hiltzik, Class III Director.  Mr. Hiltzik has been a member of our board of directors since May 2000 and his term will expire at the annual meeting of stockholders in 2008. From September 1999 until May 2000, Mr. Hiltzik was a member of the board of directors of All Communications Corporation (“ACC”). Mr. Hiltzik, a certified public accountant, is a partner and director of consulting services at Schneider & Associates LLP, which he joined in 1979. Schneider provides tax and consulting services to Glowpoint. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

Richard Reiss, Class III Director.  Mr. Reiss has been a member of our board of directors since May 2000 and his term will expire at the annual meeting of stockholders in 2008. He is co-founder and currently serves as President of Prime Communications, an Avaya Business Partner that installs technologically advanced communication systems for businesses of all sizes. Mr. Reiss previously served as Chairman of our board from May 2000 to December 2006 and served as our Chief Executive Officer from May 2000 to October 2003. Mr. Reiss also served as our President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of ACC from ACC’s formation in 1991 until the formation of Glowpoint’s predecessor pursuant to the merger of ACC and View Tech, Inc. (VTI) in May 2000.

Executive Officers

The following individuals are our executive officers but are not directors:

Edwin F. Heinen, Chief Financial Officer and Executive Vice President, Finance.     Mr. Heinen, a certified public accountant, has been our Chief Financial Officer since April 2006 and previously served as our Controller since March 2005. Mr. Heinen joined the Company from Communications Network Enhancement, Inc., an audio conferencing company, where he was CFO since September 2001. Before that, Mr. Heinen served in senior financial executive positions with responsibility for accounting, auditing, treasury, analysis, budgeting, and financial and tax reporting. Mr. Heinen received a B.S. in Business Administration from Cornell University and an M.B.A in Finance from the University of Detroit.

Joseph Laezza, Chief Operating Officer.  Mr. Laezza has been our Chief Operating Officer since April 2006 and previously served as our Vice President, Operations since March 2004. Mr. Laezza joined the Company from Con Edison Communications, where he was Vice President, Network Operations. He previously held management positions at a number of telecommunications service providers, including AT&T and XO Communications, where he was responsible for operations, service delivery, and customer service.

David W. Robinson, Executive Vice President and General Counsel. Mr. Robinson has been our Executive Vice President and General Counsel since May 2006. Prior to joining the Company, Mr. Robinson was Vice President and General Counsel of Con Edison Communications from August 2001 until March 2006, when Con Edison Communications was purchased by RCN Corporation. Before that, Mr. Robinson served in senior executive positions with other telecommunications service providers and provided legal and business counseling to other businesses. Mr. Robinson received a B.A. from the University of Pennsylvania (magna cum laude) and a Juris Doctorate from Boston College Law School.

Board of Directors, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders. Our board of directors currently consists of seven directors. The current board members and nominees for election include five independent directors and one current member and one former member of our senior management.

Our board of directors met ten times during the year ended December 31, 2006. During this period, each director other than Michael Toporek attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she was a director and (ii) the total number of meetings of committees of the board on which he or she served, held during the period for which he or she served. The board has an audit committee, a compensation committee and a nominating committee.

As a general matter, board members are expected to attend our annual meetings. We did not, however, have an annual meeting of stockholders in 2006.

“Independent” Directors. Each of our directors other than Messrs. Reiss and Brandofino qualify as “independent” in accordance with the published listing requirements of the American Stock Exchange (“AmEx”). Mr. Brandofino is a current employee and Mr. Reiss was an employee until December 31, 2006. The AmEx independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the AmEx rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Glowpoint and Glowpoint’s management.

In addition, as required by AmEx rules, the members of the audit committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Each member of the audit committee is independent and has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

Audit Committee

We currently have an audit committee consisting of James Lusk (Chairman), Bami Bastani and Peter Rust. James Spanfeller resigned from the audit committee in May 2006 and Mr. Rust was appointed as his replacement. Aziz Ahmad was appointed an alternate member of the audit committee in June 2006. Karen Basian and Michael Toporek resigned from the audit committee in December 2006 and Dr. Bastani and Mr. Lusk were appointed as their replacements. Our board of directors has determined that each member of the audit committee has the accounting and related financial management expertise and satisfies the requirement as an “audit committee financial expert,” all as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our Registered Public Accounting Firm and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters. The audit committee operates under a written audit committee charter, which was originally filed with our proxy statement for the 2003 annual meeting of our stockholders, but was amended and restated by the board on September 29, 2005. Our amended and restated audit committee charter is available online at www.glowpoint.com/governance. You may also request a copy of the audit committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. The audit committee met six times during the year ended December 31, 2006.

Compensation Committee

We currently have a compensation committee consisting of Bami Bastani, Dean Hiltzik and James Lusk. Since June 2006, Aziz Ahmad and Peter Rust each serve as alternate members of the compensation committee. Karen Basian and Michael Toporek resigned from the compensation committee in December 2006 and Dr. Bastani and Mr. Lusk were appointed as their replacements. Each member of the compensation committee meets the independence requirements of the AmEx. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers’ salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate. The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/governance. You may also request a copy of the compensation committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. The compensation committee met three times during the year ended December 31, 2006.

Nominating Committee

We currently have a nominating committee consisting of Bami Bastani, Dean Hiltzik and Peter Rust. James Spanfeller resigned from the nominating committee in May 2006 and Mr. Rust was appointed as his replacement. Aziz Ahmad was appointed an alternate member of the nominating committee in June 2006. Michael Toporek resigned from the nominating committee in December 2006 and Dr. Bastani was appointed as his replacement. Each member of the nominating committee meets the independence requirements of the AmEx. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which was filed with our proxy statement for the 2004 annual meeting of our stockholders and is available online at www.glowpoint.com/governance. You may also request a copy of the nominating committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.

The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees. None of the candidates this year for election to the board of directors were brought to the nominating committee by stockholder submission.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

Director Compensation

Directors who are not our executive officers or employees receive a director’s fee of a cash payment of $2,000 and an option to purchase 1,000 shares of common stock for each board meeting attended, a cash payment of $1,000 and an option to purchase 500 shares of common stock for each committee meeting attended, and a cash payment of $5,000 and options to purchase 4,000 shares of common stock for attendance at the annual meeting of stockholders. Each chairperson of a standing committee of our board of directors also receives a cash payment of $1,000 per year, paid following each annual meeting of our stockholders. Attendance at board meetings and committee may be in person or by telephone.

Each director who is independent in accordance with the published listing requirements of Nasdaq receives a one-time grant of 80,000 restricted shares of our common stock. The restricted shares have an exercise price equal to the closing price of our common stock as quoted in the Pink Sheets (or applicable exchange) on the date of grant. 20,000 shares vest on the date of grant and 20,000 shares vest on each of the first, second and third anniversaries of the date of grant, provided that, with respect to each scheduled vesting date, the director in question (i) attended at least 75% of the meetings of the board of directors held in the twelve months prior to the scheduled vesting date and (ii) remains independent under the Nasdaq listing standards prevailing on the scheduled vesting date. The restricted shares become fully vested and exercisable upon a change in control of our company.

The following table represents compensation paid to our directors during the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Aziz Ahmad	$6,000	$11,590	$862	$18,452
Karen Basian	21,000	29,833	3,848	54,681
Dean Hiltzik	23,000	42,400	4,189	69,589
Peter Rust	12,000	14,118	1,748	27,866
James Spanfeller	6,000	-	1,412	7,412
Michael Toporek	18,000	-	3,628	21,628

(1)   Non employee directors are paid $2,000 for attending each Board of Director meeting and $1,000 for attending each committee meeting.
(2)   When a non-employee is elected to the Board of Directors they receive 80,000 restricted shares which vest as to 20,000 shares on each of the grant date and first, second and third anniversary dates of the grant. The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2006 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2006. The table below summarizes, by year of grant, the 2006 expense amounts reported in the “Stock Awards” column for each named executive officer:

Name	2003	2004	2005	2006	Total
Aziz Ahmad	$-	$-	$-	$11,590	$11,590
Karen Basian	29,833	-	-	-	29,833
Dean Hiltzik	-	42,400	-	-	42,400
Peter Rust	-	-	-	14,118	14,118

(3)   Non-employee directors receive options to acquire 1,000 shares of common stock for attending each Board of Director meeting and options to acquire 500 shares of common stock for attending each committee meeting. The options are fully vested when granted. The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2006 related to option awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2006.

Contacting The Board Of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

Glowpoint, Inc., [Addressee], 225 Long Avenue, Hillside, New Jersey 07205

•	Audit Committee of the Board of Directors

•	Compensation Committee of the Board of Directors

•	Nominating Committee of the Board of Directors

•	Name of individual directors

These communications are sent by us directly to the specified addressee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Audit Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Audit Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The audit committee is composed of three members and one alternate member. Each member is a director who meets the current independence standards under the applicable SEC and AmEx rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Amper, Politziner & Mattia, P.C. (“Amper”), our Registered Public Accounting Firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our Registered Public Accounting Firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members may not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Registered Public Accounting Firm, nor can the audit committee certify that the Registered Public Accounting Firm is “independent” under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Registered Public Accounting Firm on the basis of the information it receives, discussions with management and the Registered Public Accounting Firm, and the experience of the audit committee’s members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the audit committee monitors the activities and performance of Glowpoint’s Registered Public Accounting Firm, including the audit scope, external audit fees, Registered Public Accounting Firm independence matters and the extent to which the Registered Public Accounting Firm may be retained to perform non-audit services.

In accordance with audit committee policy and the requirements of law, all services to be provided by Amper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its Registered Public Accounting Firm. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee has discussed with Amper, our Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our Registered Public Accounting Firm also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the Registered Public Accounting Firm its independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the Registered Public Accounting Firm’s independence.

Based on the audit committee’s discussion with management and the Registered Public Accounting Firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the Registered Public Accounting Firm to the audit committee, the audit committee recommended that the board of directors file the audited consolidated financial statements for the year ended December 31, 2006 with the SEC on Form 10-K.

Respectfully submitted,

James Lusk,Chairman Bami Bastani Peter Rust

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long-term financial performance and growth.

The Compensation Committee recognizes the critical role of our executive officers in our growth, success and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits, and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In establishing salary, bonuses and long-term incentive compensation for our executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee’s understanding of competitive compensation for similarly situated executives in our sector of the technology industry. Michael Brandofino, our President and Chief Executive Officer, confers with members of the Compensation Committee, and makes recommendations, regarding the compensation of all executive officers other than himself. He does not participate in the Compensation Committee's deliberations regarding his own compensation. In determining the compensation of our executive officers, the Compensation Committee may consult available compensation reports, but does not engage in any benchmarking of total compensation or any material element of compensation and does not retain any compensation consultant or expert.

Components of Compensation

The components of the compensation program for named executive officers are described below.

Base Salary. Salaries for executive officers for 2006 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executive’s applicable employment agreement, based on the following criteria: the executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

The base salaries for the named executive officers for 2006 were increased from the 2005 levels pursuant to an employment agreement or in accordance with our company policy and past practice.

Bonus/Incentive Compensation. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. Accordingly, we did not award a guaranteed bonus to any executive officer in 2006. However, each executive officer is eligible, at the discretion of the Compensation Committee, to receive up to 40% of his base salary for the fiscal year upon the achievement of certain financial performance goals or other criteria and metrics as established by the President and CEO and the Compensation Committee.

The Compensation Committee approved a cash bonus to the named executive officers for 2006 based upon meeting certain performance targets, which included, without limitation, various company objectives (for example, targets associated with revenue, cost of revenue and improvement in other key financial metrics) and various personal objectives. Additionally, each named executive officer other than Mr. Robinson, who was not employed by us at the time, received a cash retention bonus in 2006 as part of a companywide retention program implemented with the March 2006 restructuring.

Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

In June 2006, the Board and the Compensation Committee awarded options to every company employee, including the named executive officers.

Broad-based Employee Benefits. As employees, our named executive officers have the opportunity to participate in a number of benefits programs that are generally available to all eligible employees. These benefits include:

•	Healthcare Plans - includes medical benefits, dental benefits, and vision care program.
•
401(k) Retirement Plan - allows eligible employees to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the Plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) Plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Compensation Committee Report

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with Glowpoint’s management. Based on this review and these discussions, the Compensation Committee recommended to Glowpoint’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Bami Bastani
Dean Hiltzik
James Lusk

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the year ended December 31, 2006. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the year ended December 31, 2006.

Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Michael Brandofino President and Chief Executive Officer	2006	$267,500	$27,500	$-	$26,969	$10,279	$332,248
Edwin F. Heinen Chief Financial Officer	2006	167,212	37,500	-	71,157	5,056	280,925
Joseph Laezza Chief Operating Officer	2006	228,608	23,320	35,384	34,459	3,900	325,671
David W. Robinson Executive Vice President, General Counsel	2006	158,769	16,080	41,000	9,882	2,140	227,871
David Trachtenberg Former President and Chief Executive Officer	2006	129,808	-	124,000	-	693,892	947,700
Gerard Dorsey Former Chief Financial Officer	2006	65,962	-	-	10,739	138,927	215,628

(1)   In accordance with SEC transition rules, information is provided for the most recently completed fiscal year only.
(2)   The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2006 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2006. The table below summarizes, by year of grant, the 2006 expense amounts reported in the “Stock Awards” column for each named executive officer:

Name	2003	2004	2005	2006	Total
Joseph Laezza	$-	$35,384	$-	$-	$35,384
David W. Robinson	-	-	-	41,000	41,000
David Trachtenberg	124,000	-	-	-	124,000

(3)   The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2006 related to option awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2006. The following table summarizes, by year of grant, the 2006 expense amounts reported in the “Option Awards” column for each named executive officer:

Name	2004	2005	2006	Total
Michael Brandofino	$17,087	$-	$9,882	$26,969
Edwin F. Heinen	-	61,275	9,882	71,157
Joseph Laezza	-	24,577	9,882	34,459
David W. Robinson	-	-	9,882	9,882
David Trachtenberg	-	-	-	-
Gerard Dorsey	10,739	-	-	10,739

The following forfeitures of options occurred during the year ended December 31, 2006: Mr. Trachtenberg, options to acquire 100,000 shares of common stock; and Mr. Dorsey, options to acquire 79,166 shares of common stock. Additionally, each of Mr. Trachtenberg and Mr. Dorsey failed to exercise vested options during the permitted post-employment period and such options expired, 50,000 in the case of Mr. Trachtenberg and 83,334 in the case of Mr. Dorsey.

(4)   The following table presents all other compensation during the year ended December 31, 2006 to the named executive officers:

Name	Year (1)	Vehicle Allowance	Company Contributions to 401(k) Plan	Health Insurance	Severance (5)	Total
Michael Brandofino	2006	$4,000	$3,132	$3,147	$-	$10,279
Edwin F. Heinen	2006	3,700	1,356	-	-	5,056
Joseph Laezza	2006	3,900	-	-	-	3,900
David W. Robinson	2006	2,140	-	-	-	2,140
David Trachtenberg	2006	6,772	1,438	4,612	681,070	693,892
Gerard Dorsey	2006	1,400	1,923	-	135,604	138,927

(5)   The following table presents the severance benefits during the year ended December 31, 2006 to the named executive officers:

Name	Year (1)	Accelerated Vesting of Stock Awards	Accelerated Vesting of Option Awards	Extension of Post Termination Option Exercise Period	Health Insurance	Severance	Total
David Trachtenberg	2006	$170,500	$-	$826	$9,744	$500,000	$681,070
Gerard Dorsey	2006	-	9,353	1,150	-	125,101	135,604

Grants of Plan-Based Awards

The table set forth below presents all plan-based equity and non-equity grants made by Glowpoint during the year ended December 31, 2006 to the named executive officers. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the year ended December 31, 2006.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Michael Brandofino	6/27/06	-		100,000	$0.41	$30,638
Edwin F. Heinen	6/27/06	-		100,000	$0.41	30,638
Joseph Laezza	6/27/06	-		100,000	$0.41	30,638
David W. Robinson	5/4/06	200,000	(2)	-	-	90,000
6/27/06		-		100,000	$0.41	30,638
David Trachtenberg	-	-		-	-	-
Gerard Dorsey	-	-		-	-	-

(1)   The options for each of the named executive officers to purchase 100,000 shares were granted on June 27, 2006, have a ten year life and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.
(2)   A restricted stock award of 200,000 shares was granted on May 4, 2006, and vested as to 60,000 shares on the commencement date of Mr. Robinson’s employment. The remaining 140,000 shares subject to the grant vests 33.33% on each of the first, second and third anniversary dates of the grant.

Employment Agreements

We have entered into employment agreements with our executive officers. Additional information as to the terms of the employment agreements is set forth in our 2006 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 6, 2007 and is attached hereto. Such information is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested restricted stock at December 31, 2006. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during fiscal year ended December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Michael Brandofino	100,000	-		$3.94	1/01/2011	-		$-
	20,000	-		4.40	2/25/2012	-		-
	15,000	-		3.04	4/24/2012	-		-
	29,875	-		1.13	7/22/2012	-		-
	100,000	-		3.39	9/23/2013	-		-
	75,000	25,000	(1)	1.36	7/26/2014	-		-
	-	100,000	(2)	0.41	6/27/2016	-		-
Edwin F. Heinen	13,333	26,667	(3)	2.13	3/02/2015	-		-
	4,667	9,333	(3)	1.17	8/10/2015	-		-
	25,000	50,000	(3)	1.00	9/29/2015	-		-
	-	100,000	(2)	0.41	6/27/2016	-		-
Joseph Laezza	16,667	33,333	(4)	1.17	8/10/2015	-		-
	-	100,000	(2)	0.41	6/27/2016	-		-
	-	-		-	-	18,334	(6)	6,967
David W. Robinson	-	100,000	(2)	0.41	6/27/2016	-		-
		-		-	-	140,000	(7)	53,200

(1)   An option to purchase 100,000 shares was granted on July 26, 2004, and vests as to 25% of the total number of shares subject to the grant on each of the grant date and first, second and third anniversary dates of the grant.
(2)   An option to purchase 100,000 shares was granted on June 27, 2006, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.
(3)   Options to purchase 40,000 shares on March 2, 2005, 14,000 shares on August 10, 2005 and 75,000 shares of September 29, 2005 were granted, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.
(4)   An option to purchase 50,000 shares was granted on August 10, 2005, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.
(5)   The market value of the stock awards is based on the $0.38 closing price our common stock on December 29, 2006.
(6)   A restricted stock award of 55,000 shares was granted on March 29, 2004, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant. As of December 31, 2006, 36,666 had vested and 18,334 were unvested.
(7)   A restricted stock award of 200,000 shares was granted on May 4, 2006, and vests as to 60,000 shares on the commencement date of Mr. Robinson’s employment and as to the remaining 140,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant. As of December 31, 2006, 60,000 had vested and 140,000 were unvested.

Option Exercises and Stock Vested

The table set forth below presents information concerning stock option exercises and vesting of restricted stock during the year ended December 31, 2006 for each named executive officer. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Michael Brandofino	-	$-	-	$-
Edwin F. Heinen	-	-	-	-
Joseph Laezza	-	-	18,333	11,733
David W. Robinson	-	-	60,000	27,000
David Trachtenberg	-	-	120,000	56,400
Gerald Dorsey	-	-	-	-

(1)   The value of an option is the difference between (a) the market price upon exercise and (b) the exercise price of the option upon grant.
(2)   The value of a restricted stock share upon vesting is the market value of a share of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The tables below outline the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) he is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) he is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from his superior or the Board.

“Termination Without Cause" means a termination for a reason other than for Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined it the executive officer’s employment contract and restricted stock award agreement.

No named executive officer is entitled to a payment in connection with Voluntary Resignation, Disability or a Termination for Cause.

Executive Benefits and Payments Upon Termination (1)	Resignation for Good Reason or Termination Without Cause	Death	Change in Control or Corporate Transaction
Michael Brandofino
Compensation
Severance (2)	$275,000	$275,000	$275,000
Equity
Restricted Stock (8)	-	-	-
Options (7)	-	-	200,000
Benefits and Perquisites (3)
401 (k) Match (4)	3,437	3,437	3,437
Health Insurance (5)	-	-	-
Accrued vacation pay (6)	21,154	21,154	21,154
Edwin F. Heinen
Compensation
Severance (2)	$200,000	$200,000	$200,000
Equity
Restricted Stock (8)	-	-	-
Options (10)	-	-	-
Benefits and Perquisites (3)
401 (k) Match (4)	2,500	2,500	2,500
Health Insurance (5)	8,750	-	8,750
Accrued vacation pay (6)	15,385	15,385	15,385
Joseph Laezza
Compensation
Severance (2)	$244,860	$244,860	$244,860
Equity
Restricted Stock (9)	6,967	6,967	6,967
Options (10)	-	-	-
Benefits and Perquisites (3)
401 (k) Match (4)	3,061	3,061	3,061
Health Insurance (5)	13,836	-	13,836
Accrued vacation pay (6)	18,835	18,835	18,835
David W. Robinson
Compensation
Severance (2)	$126,000	$126,000	$126,000
Equity
Restricted Stock (9)	17,733	17,733	53,200
Options (10)	-	-	-
Benefits and Perquisites (3)
401 (k) Match (4)	1,575	1,575	1,575
Health Insurance (5)	13,836	-	13,836
Accrued vacation pay (6)	19,385	19,385	19,385

(1)
For purposes of this analysis, we assume that the named Executive Officer's compensation is as follows: Mr. Brandofino’s current base salary is $275,000; Mr. Heinen’s current base salary is $200,000; Mr. Laezza’s current base salary is $244,860; and Mr. Robinson’s current base salary is $252,000. The employment of Messrs. Trachtenberg and Dorsey terminated in 2006. For the benefits and payments each received because of such termination, see table of severance benefits set forth as Footnote 5 under the Summary Compensation Table above.

(2)	Severance is calculated based on the officer’s current base pay times the twelve months (six for Mr. Robinson) detailed in their employment agreements.
(3)	Payments associated with benefits and perquisites are limited to the items listed. No other continuation of benefits or perquisites occurs under the termination scenarios listed.
(4)	401(k) Employer Match is calculated on salary paid as per Safe Harbor provision of the 401(k) Plan up to the maximum allowable contribution.
(5)	Health Insurance is calculated based on the current COBRA costs for the officer’s current coverage times twelve months (none for Mr. Brandofino) detailed in their employment agreements.
(6)	Assumes four weeks of unused vacation days at the time of termination.
(7)
Mr. Brandofino will receive a bonus of the difference between $200,000 and the amount he realizes from the exercise of his options. Because the $0.38 closing price of our common stock on December 30, 2006 was less that the exercise price of all of Mr. Brandofino’s options he will realize nothing from the exercise of his options so he will receive the $200,000 bonus.

(8)	Mr. Brandofino and Mr. Heinen have no restricted stock as of December 31, 2006.
(9)
Represents the value of Mr. Laezza’s and Mr. Robinson’s unvested restricted stock whose vesting would be accelerated as a result of termination of employment (one year) or change in control (all unvested shares).

(10)	No accelerated vesting of options upon termination.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2005 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non- performance based compensation payable to our executive officers to no more than $1 million per year.

Compensation Committee Interlocks And Insider Participation

Karen Basian, Dean Hiltzik, and Michael Toporek served as members of the compensation committee of the board of directors during 2006. No member of the compensation committee was at any time during 2006 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We receive financial and tax services from Schneider & Associates LLP, an accounting firm in which Dean Hiltzik, one of our directors, is a partner. In the last five years, we have incurred fees of approximately $237,500 for services received from this firm, approximately $31,500 of which was incurred in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of May 31, 2007 by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the common stock;
•	our directors and named executive officers; and
•	all of our directors and executive officers as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of May 31, 2007 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days of May 31, 2007 are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on 47,209,564 shares of common stock outstanding as of May 31, 2007.

NAME AND ADDRESS OF BENEFICIAL OWNERS (1)	NUMBER OF SHARES OWNED (2)		PERCENTAGE OF OUTSTANDING SHARES
Executive Officers and Directors:
Michael Brandofino	878,243	(3)	1.8%
Joseph Laezza	330,000	(4)	*
Edwin F. Heinen	299,666	(5)	*
David W. Robinson	233,333	(6)	*
Aziz Ahmad	86,000	(7)	*
Bami Bastani	84,000	(8)	*
Dean Hiltzik	174,000	(9)	*
James Lusk	84,000	(10)	*
Richard Reiss	3,578,250	(11)	7.5%
Peter Rust	90,500	(12)	*
David Trachtenberg	360,000		*
All directors and executive officers as a group (11 people)	6,197,992		12.6%
5% Owners:
North Sound Capital LLC 20 Horseneck Lane, Greenwich, Connecticut 06830	13,697,324	(13)	23.3%
Coghill Capital Management LLC One North Wacker Drive, New York, New York 10006	9,789,628	(14)	18.6%
Vicis Capital 126 East 56th Street, New York, New York 10022	5,656,800	(15)	10.7%

* Less than 1%

(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2)	Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3)	Includes 400,000 shares of restricted stock that are subject to forfeiture and 473,208 shares subject to stock options presently exercisable or exercisable within 60 days.
(4)	Includes 100,000 shares of restricted stock that are subject to forfeiture and 175,000 shares subject to stock options presently exercisable or exercisable within 60 days.
(5)	Includes 200,000 shares of restricted stock that are subject to forfeiture and 89,666 shares subject to stock options presently exercisable or exercisable within 60 days.
(6)	Includes 93,333 shares of restricted stock that are subject to forfeiture and 33,333 shares subject to stock options exercisable within 60 days.
(7)	Includes 60,000 shares of restricted stock that are subject to forfeiture and 6,000 subject to presently exercisable stock options.
(8)	Includes 60,000 shares of restricted stock that are subject to forfeiture and 4,000 subject to presently exercisable stock options.
(9)	Includes 94,000 shares subject to presently exercisable stock options.
(10)	Includes 60,000 shares of restricted stock that are subject to forfeiture and 4,000 subject to presently exercisable stock options.
(11)	Includes 303,000 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.
(12)	Includes 40,000 shares of restricted stock that are subject to forfeiture and 10,500 subject to presently exercisable stock options.
(13)
Ownership information is based on the Schedule 13G filed by North Sound Capital Management, L.L.C. on April 19, 2007. Includes 2,322,361 shares issuable upon conversion of our Series B preferred stock, 3,497,001 shares subject to presently exercisable warrants, and 5,638,762 shares issuable upon conversion of our 10% Senior Secured Convertible Notes, together with interest notes.

(14)
Ownership information is based on the Schedule 13G filed by Coghill Capital Management, L.L.C. on February 14, 2006. Includes 2,166,667 shares subject to presently exercisable warrants and 3,383,258 shares issuable upon conversion of our 10% Senior Secured Convertible Notes, together with interest notes.

(15)	Includes 2,273,542 shares subject to presently exercisable warrants and 3,383,258 shares issuable upon conversion of our 10% Senior Secured Convertible Notes, together with interest notes.

 Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2006, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

PROPOSAL NO. 2 –

APPROVE THE 2007 STOCK INCENTIVE PLAN AND RESERVE 3,000,000 SHARES

The stockholders are being asked to approve the adoption of our 2007 Stock Incentive Plan (the "2007 Plan"). The 2007 Plan was adopted by the Board of Directors on July 9, 2007. Under the 2007 Plan, options and other equity rights, including stock appreciation rights ("SARs"), and sales, bonuses and other grants of restricted stock, or any combination of these, may be issued from time to time to employees, directors and consultants who contribute to the management, growth and financial success of the Company. The purpose of the 2007 Plan is to attract and retain the best available personnel, to provide additional incentive to our directors, officers, employees and consultants and to promote the success of our business. A copy of the 2007 Plan is attached as Appendix A to this proxy statement.

We currently maintain (i) the 2000 Stock Incentive Plan, which was adopted when the Company was known as Wire One Technologies (the “2000 Plan”), and (ii) four stock option plans established by View Tech (the “VTI Plans”) and assumed by the Company in connection with the merger of View Tech and All Communications Corporation (“ACC”). There was also a stock option plan established by ACC (the “ACC Plan”) that was assumed by the Company in connection with the merger of View Tech and ACC. The ACC Plan terminated in December 2006; however, options to acquire 27,825 shares of common stock issued pursuant thereto continue to be governed by the ACC Plan.

Under the 2000 Plan, as amended, 4,400,000 shares of common stock have been reserved for issuance thereunder. The 2000 Plan permits the grant of incentive stock options (“ISOs”) to employees or employees of our subsidiaries. Non-qualified stock options (“NQSOs”) may be granted to employees, directors and consultants. The exercise price of the awards is established by the administrator of the plan and, in the case of ISOs issued to employees who are less than 10% stockholders, the per share exercise price must be equal to at least 100% of the fair market value of a share of the common stock on the date of grant or not less than 110% of the fair market value of the shares in the case of an employee who is a 10% stockholder. The administrator of the plan determines the terms and provisions of each award granted under the 2000 Plan, including the vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment, payment contingencies, and satisfaction of any performance criteria. The 2000 Plan may need to be amended in 2007 to satisfy the requirements of Section 409A of the Internal Revenue Code. As of June 30, 2007, options to purchase approximately 438,600 shares were exercised, options to purchase a total of 3,789,700 shares were outstanding, and 171,700 shares remained available for future issuance under the 2000 Plan.

The VTI Plans generally require the exercise price of options to be not less than the estimated fair market value of the stock at the date of grant. Options vest over a maximum period of four years and may be exercised in varying amounts over their respective terms. In accordance with the provisions of such plans, all outstanding options become immediately exercisable upon a change of control, as defined. The VTI Plans will terminate by 2009. Since the creation of the 2000 Plan, no options have been granted under the VTI Plans. As of June 30, 2007, options to purchase a total of 98,225 shares of common stock were outstanding and no shares remained available for future issuance.

The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2006. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for officers, directors and consultants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflecting in Column (a))
Equity compensation plans approved by security holders	3,690,554	$1.99	521,890
Equity compensation plans not approved by security holders	1,409,643	2.98	—
Total	5,100,197	$2.26	521,890

2007 Plan Summary

The Board believes that the adoption of the 2007 Plan is necessary in order to have a sufficient reserve of common stock to provide option grants as an equity incentive to attract and retain the services of key individuals essential to the Company's long-term success. A summary of the terms of the 2007 Plan is provided below. The summary, however, is not intended to be a description of all the terms of the 2007 Plan.

Available Shares

Subject to adjustment to reflect certain corporate events, such as stock dividends, recapitalizations and business combinations, the maximum aggregate number of shares which may be issued pursuant to all awards is 3,000,000 shares of common stock. Any shares covered by an award, or portion of an award, which are forfeited or canceled, expire or are settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2007 Plan.

Administration

Under the 2007 Plan, our Board of Directors, the Compensation Committee or such other committee designated by the Board, administers the granting of stock and options to directors and officers in a way that allows these grants of stock to be exempt from Section 16(b) of the Securities Exchange Act and determines the provisions, terms and conditions of each award. When stock or options are granted to other participants in the 2007 Plan, our Board, the Compensation Committee or such other committee designated by our Board administers these awards and determines the provisions, terms and conditions of each award. Each entity, whether the Board, the Compensation Committee or such other committee designated by the Board, will be referred to herein as the “Administrator,” and such Administrator will have complete discretion (subject to the provisions of the 2007 Plan) to authorize option grants under the 2007 Plan.

Eligibility

All employees, officers, directors and consultants of the Company or any of its affiliates are eligible to participate in the 2007 Plan, although ISOs may be granted only to employees. As of June 30, 2007, approximately 70 employees and directors would have been eligible to participate in the 2007 Plan.

Form of Awards

The 2007 Plan permits the grant of options and other equity rights, including SARs and sales, bonuses and other grants of restricted stock.

Options may include NQSOs as well as ISOs, which are intended to qualify for special tax treatment. The term of an option will be determined by the Administrator, provided, however, that the term shall be no more than ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders.

The exercise price or purchase price, if any, of 2007 Plan awards that are not incentive stock options will not be less than the fair market value of the stock. The exercise price or purchase price, if any, of 2007 Plan awards that are ISOs (a) granted to an employee who, at the time of such grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, shall be not less than 110% of the fair market value of the stock on the date of the grant; or (b) granted to any employee other than an employee described in clause (a) above, shall be not less than 100% of the fair market value of the stock on the date of the grant. The form of payment for the shares of common stock when options are exercised or stock is purchased under a 2007 Plan award will be determined by the Administrator and may include cash, check, shares of common stock, or the assignment of part of the proceeds from the sale of shares acquired upon exercise or purchase of the award.

Where the award agreement permits the exercise or purchase of an award for a period of time following the recipient's termination of service with us, that award will terminate to the extent not exercised or purchased on the last day of the specified period or the last day of the original term of the award, whichever occurs first.

Adjustments to Awards; Change of Control

Subject to any action that may be required by the stockholders of the Company, the Administrator may proportionately adjust the number and price of outstanding awards, and the number of shares authorized for issuance under the 2007 Plan, in the event of a stock dividend, stock split, recapitalization or other corporate action having a similar effect on the capitalization of the Company. Upon a Change of Control (as defined in the 2007 Plan), all outstanding options generally vest. The Administrator retains the discretion not to accelerate vesting in corporate transactions described in Code Section 424 in which the successor corporation assumes the options or substitutes its own options.

Amendment, Suspension or Termination

Unless terminated sooner, the 2007 Plan will terminate automatically in 2017. The Board has the authority to amend, suspend or terminate the 2007 Plan; however, to the extent necessary to comply with applicable laws, the Company will obtain stockholder approval of any amendment to the 2007 Plan in such manner and to such degree as required.

Transferability

Those who hold ISOs granted under this plan cannot transfer these options other than by a will or the laws of descent upon the death of the option holder. No one is allowed to exercise ISOs except the person to whom the options were first issued while that person is alive. Other awards may be transferred during the lifetime of the grantee by gift or pursuant to a domestic relations order to members of the grantee's immediate family to the extent and in the manner determined by the Administrator.

New Plan Benefits

Because participation and the types of awards granted under the 2007 Plan are subject to the discretion of the Administrator, the benefits or amounts that will be received by participants in the future if the 2007 Plan is approved are not determinable at this time.

Federal Income Tax Consequences

The following description of the tax consequences of options under the 2007 Plan is based on present Federal tax laws and does not purport to be a complete description of the tax consequences of the 2007 Plan.

No tax consequences result from the grant of options which are intended to qualify as ISOs within the meaning of Section 422 of the Code. If an option holder acquires stock upon the exercise of an ISO, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder), and the Company will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning on the date of grant of the ISO and ending on the day three months before the date of such exercise, the option holder is an employee of the Company or a parent or subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the ISO was granted nor within one year after the exercise of the ISO. The three-month period in clause (a) in the preceding sentence is extended to one year if the option holder is disabled or dies. If the holder of an ISO sells stock after compliance with these conditions, any gain realized over the exercise price of the ISO ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of sale.

No tax consequences result from the grant of NQSOs. An option holder who exercises an NQSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the year in which the exercise occurred. The option holder's basis in shares received in an exercise of an NQSO with cash will be the fair market value of the shares on the date income was realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

Although it is anticipated that certain awards under the 2007 Plan will, pursuant to Section 162(m) of the Code, meet the requirements to avoid a limit on deductibility, no assurances can be given that all awards will meet such requirements. Specifically, awards of restricted stock will be subject to the limitation on deductibility imposed by Section 162(m) of the Code.

Required Vote and Board Recommendation

An affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote is required for approval of the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ADOPTING THE 2007 STOCK INCENTIVE PLAN AND RESERVING 3,000,000 SHARES OF COMMON FOR ISSUANCE THEREUNDER. PROXIES SOLICITED BY GLOWPOINT WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 3 —
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of Amper, Politziner & Mattia, P.C. (“Amper”) as the Registered Public Accounting Firm to audit the consolidated financial statements of our company and its subsidiaries for fiscal year 2007 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of Amper, the audit committee will reconsider the appointment.

Amper has been our independent accounting firm since March 1, 2007, when we dismissed our former independent accounting firm, Eisner LLP (“Eisner”), in order to bring a fresh perspective following our restructuring and restatement efforts. Amper completed our audit for the fiscal year ended December 31, 2006 and reviewed the quarterly periods therein. On June 6, 2007, we filed our 2006 audited financials statements with our Annual Report on Form 10-K and filed quarterly statements on Forms 10-Q for each quarter in 2006. On June 26, 2007, we filed our quarterly results on Form 10-Q for the quarter ended March 31, 2007.

The reports of Eisner on the financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreement with Eisner for the fiscal years ended 2004 and 2005 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused them to make reference thereto in their reports on the financial statements for such periods.

Eisner had been our independent accounting firm since June 2, 2005, when we dismissed our former independent accounting firm, BDO Seidman LLP (“BDO Seidman”), for geographic reasons. The reports of BDO Seidman on the financial statements for the fiscal years ended 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreement with BDO Seidman for the fiscal years ended 2003 and 2004, or for the interim periods subsequent to December 31, 2004, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused them to make reference thereto in their reports on the financial statements for such periods.

Each decision to change audit firms was recommended by the audit committee and approved by our board of directors.

As our Registered Public Accounting Firm, Amper would audit our consolidated financial statements for fiscal year 2007, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Amper may also perform certain non-audit services for our company. The audit committee has determined that the provision of the services provided by Amper as set forth herein are compatible with maintaining Amper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Amper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

Since its engagement on March 1, 2007, Amper has billed us approximately $278,000 in the aggregate for professional services rendered by it for the audit of our annual financial statements for the 2006 fiscal year and the review of the financial statements included in our quarterly reports on Form 10-Q for the 2006 fiscal year.

Since its engagement on June 2, 2005, Eisner has billed us approximately $1,354,000 in the aggregate for professional services rendered by it for the audit of our annual financial statements for the 2005 fiscal year, the reviews and subsequent restatement of the financial statements included in our quarterly reports on Form 10-Q for the 2005 fiscal year, and the restatement and subsequent re-restatement of our annual financial statements for the 2004 fiscal year. BDO Seidman billed us $15,000 for professional services rendered by it for the review of financial statements included in our quarterly report on Form 10-Q for the first quarter of 2005.

Audit-Related Fees

Amper did not bill us for any assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above. Neither Eisner nor BDO Seidman billed us any amount in fiscal year 2006 or 2005 for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above. All of these fees were billed in connection with our filings with the Securities and Exchange Commission, consultation with respect to financial accounting pronouncements and attendance at audit committee and annual stockholder meetings.

Tax Fees

Neither Amper, Eisner nor BDO Seidman rendered any professional services to us for tax compliance, tax advice and tax planning in 2006 or 2005.

All Other Fees

Neither Amper, Eisner nor BDO Seidman billed us in 2006 or 2005 for any services or products other than Audit Fees, as listed above.

In accordance with audit committee policy and the requirements of law, all services provided by Amper and Eisner were pre-approved by the audit committee and all services to be provided by Amper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF AMPER, POLITZINER & MATTIA, P.C. AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NO. 4 –

APPROVE AMENDING OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The stockholders are being asked to approve amending our certificate of incorporation to increase the number of authorized shares of common stock. The Board unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to amend Article Fourth of our Certificate of Incorporation (the “Certificate”) to authorize the issuance of up to an additional 50,000,000 shares of common stock. The amendment to the Certificate will increase the number of authorized shares of common stock from 100,000,000 shares to a total of 150,000,000 shares. The amended and restated Article Fourth is expected to read as follows:

“FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred fifty-five million (155,000,000) shares, consisting of one hundred fifty million (150,000,000) shares of Common Stock with a par value of $0.0001 per share and five million (5,000,000) shares of Preferred Stock with a par value of $0.0001 per share.”

Reasons for Increasing the Authorized Shares of Common Stock

As of June 30, 2007, of the 100,000,000 shares of common stock currently authorized, there are approximately 47,509,673 shares of common stock issued and outstanding and approximately an additional 44,643,120 shares reserved (or expected to be reserved in the case of the 2007 Plan) for issuance in connection with (i) options outstanding to acquire 4,150,746 shares of common stock, which include (but are not limited to) options issued under the 2000 Plan and the VTI Plans, (ii) warrants outstanding to acquire 14,329,409 shares of common stock, (iii) 3,249,955 shares of common stock issuable upon conversion of our Series B Preferred Stock, (iv) 13,935,110 shares of common stock issuable upon conversion of our 10% Senior Secured Convertible Notes, together with the outstanding interest notes (collectively, the “10% Notes”), (v) 5,977,900 shares reserved pursuant to the terms of the outstanding warrants and the 10% Notes (which require 120% of the actual number of shares of common stock issuable upon the exercise of such warrants and conversion of the 10% Notes) and pursuant to the terms of our Series B Preferred Stock (which require 110% of the actual number of shares of common stock issuable upon conversion of such Series B Preferred Stock), and (vi) 3,000,000 shares of common stock to be reserved for issuance under the 2007 Plan.

We have not paid cash for interest payments due on the 10% Notes. Instead, we have issued additional notes and expect to continue that practice. Therefore, the amount of common stock issuable on the conversion of 10% Notes in the future is expected to increase.

Increasing the number of authorized but unissued shares of common stock will also provide us the flexibility to issue common stock as consideration in potential future financings or acquisitions and for other corporate purposes. The Board will have the same powers with respect to the issuance of additional shares of common stock to be authorized as with the currently authorized common stock. The Board is empowered to authorize the issuance of common stock from time to time. As noted in our 2006 Annual Report on Form 10-K, we expect another financing will be required in connection with renegotiating the terms and maturity date of, or issuing new debt or equity to repay, the 10% Notes and for other corporate purposes, although it is impracticable to describe any such transaction at this time. We do not expect to seek a vote of shareholders prior to any subsequent issuance of common stock.

For those reasons, the Board approved on July 19, 2007 and recommended to the stockholders for their approval an amendment to the Certificate increasing the number of authorized shares of common stock from 100,000,000 to 150,000,000 in order to cause the Company to have enough authorized and unissued shares of common stock to satisfy its obligations upon the exercise or conversion of all outstanding securities currently exercisable for, or convertible into, shares of common stock, for potential future financings or acquisitions, and for other corporate purposes.

General Effect on Authorized and Outstanding Shares

As a result of the increase in the number of authorized shares of common stock affected by this amendment to the Certificate, the currently issued and outstanding shares will not be changed. The additional shares of common stock to be authorized for issuance will possess rights identical to the currently authorized common stock. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The holders of common stock do not have any preemptive rights. In addition, the number of shares issuable upon exercise of securities exercisable for, or convertible into, common stock, will remain the same following the amendment to increase the number of authorized shares of common stock. Nevertheless, the issuance of such additionally authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future. If the Board determines that an issuance of shares of our common stock is in our best interest and our stockholders' best interests, the issuance of additional shares would have the effect of diluting the earnings per share or book value per share of the outstanding shares of common stock or the stock ownership or voting rights of a stockholder.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the increase in the authorized shares of common stock, the number of authorized shares which would be unissued and available for future issuance will increase by 50,000,000 from the amount currently available for future issuance. The increased available shares could be used for any proper corporate purpose approved by the Board, including, but not limited to, as consideration in future financing or acquisition transactions.

Effectiveness of the Increase in Authorized Shares of Common Stock

The increase in authorized shares of common stock will become effective upon the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate. It is expected that such filing will take place shortly after we receive stockholder approval.

Required Vote and Board Recommendation

An affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the amendment to our Certificate to increase the number of authorized shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDING OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE AN ADDITIONAL 50,000,000 SHARES OF COMMON STOCK. PROXIES SOLICITED BY GLOWPOINT WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ADDITIONAL INFORMATION

The required financial information included our 2006 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on June 6, 2007 and is attached hereto, is hereby incorporated into this Proxy Statement.

Appendix A

GLOWPOINT, INC.

2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this 2007 Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors, and Consultants, and to promote the success of the Company’s business.

2. Definitions. As used herein, the following terms shall have the following definitions:

(a) “Administrator” means the Board or the Committee.

(b) “Affiliate” and “Associate” means these terms as defined in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, or Restricted Stock under this Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or Related Entity, or in the absence of such then-effective written agreement and definition, results from, as determined by the Administrator in its exclusive discretion, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or Related Entity; (ii) unfitness or unavailability for service, or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or Related Entity; (iv) dishonesty, intentional misconduct, or material breach of any agreement with the Company or Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person or entity. At least thirty (30) days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with written notice of the Company’s or Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or Related Entity’s satisfaction. During this thirty (30) day (or longer) period, the Grantee may not exercise any Award, purchase Shares, or vest in any Shares.

(h) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or entity or related group of persons or entities (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders for which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend the then current shareholders accept; or

(ii) a change in the composition of the Board over thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the Compensation Committee of the Board or such other committee designated by the Board.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Glowpoint, Inc., a Delaware corporation.

(m) “Consultant” means any person or entity (other than an Employee or Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or Related Entity to render consulting or advisory services to the Company or Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for at least thirty-six (36) months; or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or Related Entity in any capacity of Employee, Director, or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted for (i) any approved leave of absence; (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director, or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company or Related Entity as an Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted hereunder, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p) “Corporate Transaction” means any one or more of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including without limitation the capital stock of the Company’s Subsidiaries);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or entity or persons or entities different from those that held such securities immediately prior to such merger; or

(v) acquisition by any person or entity or related group of persons or entities (other than the Company or a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control).

(q) “Director” means a member of the Board or the board of directors of any Related Entity.

(r) “Disability” means the Grantee meets (i) or (ii): (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and heath plan covering the Company’s or Related Entity’s employees.

(s) “Employee” means any person, including an Officer or Director, who is a common law employee of the Company or Related Entity. The payment of a director’s fee by the Company or Related Entity shall not be sufficient to constitute employment by the Company or Related Entity.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) When there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the market trading day on the date of grant (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable; or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the date of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source that the Administrator determines reliable in its exclusive discretion; or

(ii) If, in the opinion of the Administrator in its exclusive discretion, subparagraph (i) is not applicable or reasonable, the Fair Market Value of a Share, as determined by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) and the regulations thereunder, as of a date that is no more than twelve (12) months before the transaction to which the valuation is applied.

(v) “Good Reason” means the voluntary separation from service by a Grantee after a Corporate Transaction, Change in Control, or a Related Entity Disposition when the following conditions are satisfied:

(i) the separation from service occurs no later than two (2) years following the initial existence (which may begin prior to the Corporate Transaction, Change in Control, or Related Entity Disposition) of one or more of the following conditions arising without the Grantee’s consent:

(A) A material diminution in the Grantee’s base compensation;

(B) A material diminution in the Grantee’s authority, duties, or responsibilities;

(C) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that the Grantee report to a corporate officer or employee instead of reporting directly to the Company’s board of directors;

(D) A material diminution in the budget over which the Grantee retains authority;

(E) A material change in the geographical location at which the Grantee performs services; or

(F) Any other action or inaction that constitutes a material breach by the Company or Related Entity of the employment agreement or other agreement under which the Grantee provides services.

(ii) The Grantee must provide written notice to the Board of the existence of the condition described in subparagraph (i) above within ninety (90) days of the initial existence of the condition, and upon the Board’s receipt of the written notice the Company or Related Entity has thirty (30) days to cure the condition.

(w) “Grantee” means an Employee, Director, or Consultant who receives an Award pursuant to an Award Agreement.

(x) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty (50%) percent of the voting interests.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Code Section 422.

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or Related Entity under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement.

(cc) “Parent” means a parent corporation” whether now or hereafter existing, under Code Section 424(e).

(dd) “Plan” means this 2007 Stock Incentive Plan as it may be amended.

(ee) “Related Entity” means any Parent or Subsidiary. It also means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the Employee, Director, or Consultant provides services on the date of grant of the Option, SAR, or Restricted Stock. In the case of a corporation, a controlling interest means ownership of stock possessing at least fifty (50%) percent of total combined voting power of all classes of stock entitled to vote, or at least fifty (50%) percent of the total value of shares of all classes of stock. In the case of a partnership or limited liability company, a controlling interest means ownership of at least fifty (50%) percent of the profits interest or capital interest of the partnership or limited liability company.

(ff) “Related Entity Disposition” means the sale, distribution, or other disposition by the Company, Parent, or a Subsidiary of all or substantially all of the interests of the Company, Parent, or a Subsidiary in any Related Entity effected by a sale, merger, consolidation, or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, Parent, or a Subsidiary.

(gg) “Restricted Stock” means Shares issued to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as determined by the Administrator.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ii) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as set forth in the Award Agreement, measured by appreciation in the Fair Market Value of the underlying Shares from the date of grant.

(jj) “Section 424 Corporate Transaction” means (i) a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; (ii) a distribution (excluding an ordinary dividend or a stock split or stock dividend described in Treas. Reg. §1.424-1(e)(4)(v)), or change in the terms or number of outstanding shares of a corporation; or (iii) such other corporate events prescribed by the Commissioner of the Internal Revenue Service in published guidance.

(kk) “Share” means a share of the Common Stock.

(ll) “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, the maximum aggregate number of Shares that may be issued pursuant to all Awards is 3,000,000 Shares of Common Stock. The maximum number of aggregate Shares that may be issued pursuant to Incentive Stock Options is 3,000,000 Shares of Common Stock. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) that is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. For grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board; or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines in its exclusive discretion.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the exclusive authority and discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares and the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement;

(viii) to establish additional terms, conditions, rules, and procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules, and procedures with terms or conditions that are inconsistent with the Plan’s provisions; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator determines appropriate in its exclusive discretion.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees of the Company, Parent, or a Subsidiary. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions as the Administrator determines in its exclusive discretion.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized to make an Award to an Employee, Director, or Consultant that is not inconsistent with the terms of the Plan and that consist of an Option, SAR, or Restricted Stock. The Option or SAR shall have an exercise price equal to the Fair Market Value of the Shares underlying the Option or SAR on the date of grant of the Option or SAR.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or Parent or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares was granted.

(c) Conditions of Award. Subject to the Plan’s terms, the Administrator shall, in its exclusive discretion, determine the provisions, terms, and conditions of each Award, including but not limited to the Award’s vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment by the Grantee (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) For any Award that contains a repurchase obligation for Shares (other than a right of first refusal), or a put or call right that is not a lapse restriction under Treas. Reg. § 1.83-3(i), the purchase price shall be the Fair Market Value of the Shares (disregarding lapse restrictions under Treas. Reg. §1.83-3(i)) at the time of repurchase.

(e) Acquisitions and Other Transactions. The Administrator may issue Awards in settlement, assumption, or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity, or an additional interest in a Related Entity, whether by merger, stock purchase, asset purchase, or other form of transaction.

(f) Early Exercise. The Award Agreement may include a provision whereby the Grantee may, while an Employee, Director, or Consultant, exercise any part or all of an Option or SAR prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity, or to any other restriction the Administrator determines appropriate in its exclusive discretion.

(g) Term of Award. The term of each Award shall be the term stated in the Award Agreement; provided, however, that the term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as provided in the Award Agreement.

(h) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of an Incentive Stock Option on the Grantee’s death on a beneficiary designation form provided by the Administrator. An Award Agreement may provide that other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family, or in the manner and to the extent determined by the Administrator in its exclusive discretion.

(i) Grant of Restricted Stock. Upon an Award of Restricted Stock, the Company shall issue in the Grantee’s name and deliver to the Grantee a certificate or certificates for the Shares. The Shares represented by the certificate or certificates shall be subject to the restrictions in the Award Agreement. Once the Restricted Stock is no longer subject to the restrictions, the Company shall issue a new certificate for the Shares without restrictions, and the Grantee shall tender the certificate for the Shares subject to restrictions for cancellation by the Company.

7. Award Exercise or Purchase Price, Consideration, and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Company or Parent or any Subsidiary, the per Share exercise price shall not be less than one hundred and ten (110%) percent of the Fair Market Value per Share on the date of grant; and

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iii) In the case of an SAR, the per Share exercise price shall not be less than one hundred (100%) percent of the Fair Market Value per Share on the date of grant.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), the exercise or purchase price for the Award shall be determined in accordance with the principles of Code Sections 409A and 424(a).

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including without limitation the method of payment, shall be determined by the Administrator in its exclusive discretion (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares the following, provided that the portion of the consideration equal to the Shares’ par value must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require in its exclusive discretion (including withholding of Shares otherwise deliverable upon exercise of the Award) that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which the Award is exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator in its exclusive discretion);

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares; and (B) shall provide written directions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered to any Grantee or other person or entity until such Grantee or other person or entity has made arrangements acceptable to the Administrator in its exclusive discretion for the satisfaction of foreign, federal, state, and local income, employment, and excise tax withholding obligations, including without limitation obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) An Option or SAR shall be exercisable at such times and under such conditions as set forth under the terms of the Plan and specified in the Award Agreement.

(ii) An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person or entity entitled to exercise the Award and full payment is made for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv). Until the issuance (as evidenced by the appropriate entry on the Company’s books or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Option or SAR, notwithstanding the exercise of an Option or SAR. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or SAR. In addition, upon the exercise of an Option or SAR, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares underlying the Option or SAR between the date of grant and the date of exercise. For Restricted Stock, until the time all restrictions are removed or satisfied, the Grantee shall not be entitled to all or part of the dividends declared and paid on the Shares between the date of grant and the date of vesting.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement, and may be exercised following the termination of a Grantee’s Continuous Service only as provided in the Award Agreement.

(ii) When the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person or entity exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the Company’s shareholders, the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines in its exclusive discretion require adjustment, shall be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar event affecting the Shares; (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or (c) as the Administrator determines in its exclusive discretion, any other transaction with respect to Common Stock to which Code Section 424(a) applies or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Administrator in its exclusive discretion, and its determination shall be final, binding, and conclusive. Except as the Administrator determines in its exclusive discretion, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control/Related Entity Dispositions. Except as otherwise provided in an Award Agreement:

(a) On the specified effective date of a Corporate Transaction or Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction or Change in Control, for all the Shares at the time represented by such Award. Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(b) On the specified effective date of a Related Entity Disposition, for each Grantee who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the shares at the time represented by such Award. Notwithstanding the foregoing provisions, the Administrator may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

(c) The Administrator may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treasury Regulation §1.424-1 (without regard to the requirement described in Treas. Reg. §1.424-1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the stock right were an Incentive Stock Option, the substitution of a new stock right pursuant to a Section 424 Corporate Transaction for an outstanding stock right or the assumption of an outstanding stock right pursuant to a Section 424 Corporate Transaction shall not be treated as the grant of a new stock right or a change in the form of payment. The requirement of Treasury Regulation §1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the shares immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the Shares immediately before the substitution or assumption. In the case of a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treasury Regulation §1.424-1(a)(5) may be satisfied by:

(i) using the last sale before or the first sale after the specified date as of which such valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of such specified date, or any other reasonable method using actual transactions in such stock as reported by such market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided the specified date is designated before such specified date, and such specified date is not more than sixty (60) days after the transaction;

(ii) using the arithmetic mean of such market prices on trading days during a specified period designated before the beginning of such specified period, when such specified period is not longer than thirty (30) days and ends no later than sixty (60) days after the transaction; or

(iii) using an average of such prices during such prespecified period weighted based on the volume of trading of such stock on each trading day during such prespecified period.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by Company’s shareholders. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17 and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension, or Termination of the Plan.

(a) The Board may at any time amend, suspend, or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree necessary.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension, or termination of the Plan (including termination of the Plan under Section 12) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended, or terminated.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as are sufficient to satisfy the Plan’s requirements.

(b) The inability of the Company to obtain approval from any regulatory body having jurisdiction, which approval is determined by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability for failure to issue or sell Shares as to which such the requisite approval was not obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan and any Award Agreement shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s or Related Entity’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a governing document of another plan or arrangement, Awards shall not be considered compensation for purposes of computing benefits or contributions under any tax-qualified or nonqualified employee benefit plan, tax-qualified or nonqualified deferred compensation plan, bonus plan, or incentive plan (the “Other Plans”) of the Company or Related Entity, and shall not affect the amounts of any benefits or contributions under any Other Plans subsequently established. The Plan is not an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Incentive Stock Options shall be subject to approval by the Company’s shareholders twelve (12) months before or after the date the Plan is adopted, excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options under Code Section 424(a). Shareholder approval shall be obtained as required under the Company’s certificate of incorporation and bylaws, and Applicable Laws. The Administrator may grant Incentive Stock Options prior to approval by the shareholders, but until such approval is obtained, no Incentive Stock Option shall be exercisable. If shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted shall be exercisable as Non-Qualified Stock Options.

18. Code Section 409A. Notwithstanding any other provision of this Plan, the Administrator shall construe and administer this Plan and all Award Agreements, and exercise all authority and discretion under this Plan, to satisfy the requirements of Code Section 409A and the regulations thereunder, or any exemption thereto.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

August 14, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430303000000000000 6   081407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL NO. 1: ELECTION OF CLASS I AND CLASS II DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ James Lusk (Class I)
- ○ Peter Rust (Class I)
- ○ Bami Bastani (Class II)
- ○ Michael Brandofino (Class II)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
PROPOSAL NO. 2: APPROVAL OF THE 2007 STOCK INCENTIVE PLAN AND THE RESERVATION OF 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER SUCH PLAN.	☐	☐	☐
PROPOSAL NO. 3: RATIFICATION OF AMPER, POLITZINER & MATTIA, P.C. AS GLOWPOINT'S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
PROPOSAL NO. 4: APPROVAL OF AMENDING GLOWPOINT'S CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED COMMON STOCK TO 150,000,000 SHARES FROM 100,000,000 SHARES.	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR approval of the 2007 Stock Incentive Plan and the reservation of common stock for issuance under such plan in Proposal No. 2, FOR ratification of the registered public accounting firm in Proposal No. 3 and FOR approval of amending Glowpoint's certificate of incorporation to increase its authorized common stock in Proposal No. 4, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

August 14, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

20430303000000000000 6 081407

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSAL NO. 1: ELECTION OF CLASS I AND CLASS II DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ James Lusk (Class I)
- ○ Peter Rust (Class I)
- ○ Bami Bastani (Class II)
- ○ Michael Brandofino (Class II)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
PROPOSAL NO. 2: APPROVAL OF THE 2007 STOCK INCENTIVE PLAN AND THE RESERVATION OF 3,000,000 SHARES OF COMMON STOCK FOR ISSUANCE UNDER SUCH PLAN.	☐	☐	☐
PROPOSAL NO. 3: RATIFICATION OF AMPER, POLITZINER & MATTIA, P.C. AS GLOWPOINT'S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
PROPOSAL NO. 4: APPROVAL OF AMENDING GLOWPOINT'S CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED COMMON STOCK TO 150,000,000 SHARES FROM 100,000,000 SHARES.	☐	☐	☐

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, FOR approval of the 2007 Stock Incentive Plan and the reservation of common stock for issuance under such plan in Proposal No. 2, FOR ratification of the registered public accounting firm in Proposal No. 3 and FOR approval of amending Glowpoint's certificate of incorporation to increase its authorized common stock in Proposal No. 4, and as said proxies deem advisable on such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.